GAIN Capital Reports Second Quarter 2019 Results

BEDMINSTER, N.J., July 25, 2019 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the second quarter of 2019.

Key Financial Results for the Second Quarter 2019 (all amounts reflect continuing operations)

•	GAAP net income of $0.9 million, or earnings of $0.02 per share

•	GAAP net revenue of $75.5 million

•	Adjusted net income of $3.6 million, or earnings of $0.10 per share

•	Adjusted EBITDA of $13.0 million

Operating Highlights

•	New direct accounts increased 83% year-over-year and 5% quarter-over-quarter; fourth consecutive quarter of new growth

•	Pockets of volatility in the British Pound and major indices increased in revenue capture to $130 per million, 18% above the trailing twelve month average of $110 per million

A summary of GAIN’s financial highlights is included in the chart below (all amounts are from continuing operations).

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income/(Loss)	$0.9	$6.8	$(27.4)	$18.7
Adjusted Net Income/(Loss) (1)	$3.6	$4.4	$(26.5)	$17.9

Net Revenue	$75.5	$84.2	$113.9	$182.5
Operating Expenses(2)	(62.5)	(65.3)	(124.4)	(131.7)
Adjusted EBITDA(1)	$13.0	$18.9	$(10.4)	$50.8

Diluted GAAP EPS	$0.02	$0.13	$(0.73)	$0.38
Adjusted EPS(1)	$0.10	$0.10	$(0.71)	$0.39
___________________________________
Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.
2Operating Expenses excludes Depreciation and Amortization, Purchased Intangible Amortization, and certain one-off costs

“Q2 results, while mixed, showed positive signs of increased client engagement which will benefit GAIN and drive trading revenue upon the return of market volatility," commented Glenn Stevens, Chief Executive Officer of GAIN Capital. "Market conditions remained challenging during the second quarter and the Eurodollar, our most traded product, was even more tightly range-bound than the previous quarter’s record, impacting overall client activity and volume. Despite these headwinds, pockets of volatility across the British Pound and major indices helped drive Q2 revenue per million of $130, improving the trailing twelve month average by 6% to $110. Looking ahead, we are well-positioned to drive future trading revenue upon the return of volatility as we've seen an increase in open client positions and continued growth in new direct accounts and direct active accounts.”

Quarterly Operating Metrics

	Q2 19	Q2 18	Year-over-year Change
Retail Segment
OTC Trading Volume (1) (2)	$464.3	$679.6	(31.7)%
OTC Average Daily Volume	$7.1	$10.6	(33.0)%
12 Month Trailing Active OTC Accounts (3)	118,320	130,018	(9.0)%
3 Month Trailing Active OTC Accounts (3)	69,556	76,654	(9.3)%

Futures Segment
Number of Futures Contracts	1,978,251	2,073,684	(4.6)%
Futures Average Daily Contracts	31,401	32,401	(3.1)%
12 Month Trailing Active Futures Accounts (3)	7,406	7,881	(6.0)%
_______________________________________
All retail volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 For the quarter, indirect volume represented 21% of total retail OTC trading volume.
3 Accounts that executed a transaction during the relevant period.

Capital Return and Dividend
In the second quarter, GAIN:
•focused on returning capital to shareholders through dividends, which amounted to approximately $2.2 million.
•repurchased 497,106 shares of stock at an average price of $5.61.

•	returned a total of $5.0 million to shareholders in the form of share repurchases and dividends.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company’s common stock. The dividend is payable on September 27, 2019 to shareholders of record as of the close of business on September 23, 2019.

Conference Call
GAIN will host a conference call July 25, 2019 at 4:30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please tell the operator you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10133414#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola Scott, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212.704.8164
pr@gaincapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUE:
Retail revenue	$60.4	$72.0	$84.7	$156.2
Futures revenue	10.2	11.1	18.2	21.8
Other revenue/(loss)	1.0	(1.4)	3.5	0.5
Total non-interest revenue	71.7	81.8	106.4	178.4
Interest revenue	4.4	2.8	8.7	4.9
Interest expense	0.6	0.4	1.2	0.8
Total net interest revenue	3.8	2.4	7.5	4.1
Net revenue	$75.5	$84.2	$113.9	$182.5
EXPENSES:
Employee compensation and benefits	$22.6	$22.5	$42.9	$46.8
Selling and marketing	10.1	6.8	20.3	12.7
Referral fees	7.5	10.5	14.6	21.9
Trading expenses	5.4	5.5	10.9	11.4
General and administrative	11.7	14.2	24.5	26.7
Depreciation and amortization	4.4	5.3	8.7	10.7
Purchased intangible amortization	1.9	3.6	5.2	7.3
Communications and technology	4.8	5.5	10.5	10.9
Bad debt provision	0.5	0.3	0.9	1.4
Impairment of investment	0.0	0.0	0.0	(0.1)
Total operating expense	$69.0	$74.2	$138.5	$149.7
OPERATING PROFIT/(LOSS)	6.5	10.0	(24.5)	32.9
Interest expense on long term borrowings	3.4	3.4	6.7	6.7
INCOME/(LOSS) BEFORE INCOME TAX	3.1	6.6	(31.3)	26.2
Income tax expense/(benefit)	2.2	(0.3)	(3.8)	7.4
Net income/(loss) from continuing operations	0.9	6.8	(27.4)	18.7
Income from discontinued operations	0.0	60.6	0.0	65.0
NET INCOME/(LOSS)	0.9	67.5	(27.4)	83.7
Less income attributable to non-controlling interest	0.0	0.3	0.0	0.5
NET INCOME/(LOSS) APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$0.9	$67.1	$(27.4)	$83.2
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS:
Cash and cash equivalents	$208.5	$278.9
Cash and securities held for customers	855.7	842.5
Receivables from brokers	110.9	84.3
Property and equipment, net	29.0	30.6
Intangible assets, net	26.9	32.2
Goodwill	27.8	27.8
Other assets	44.9	36.4
Total assets	$1,303.8	$1,332.5
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	$855.7	$842.5
Payables to brokers	0.0	1.6
Accrued compensation and benefits	5.0	11.2
Accrued expenses and other liabilities	44.1	41.6
Income tax payable	0.7	5.8
Convertible senior notes	135.3	132.1
Total liabilities	$1,040.9	$1,034.8
Shareholders' equity	262.9	297.8
Total liabilities and shareholders' equity	$1,303.8	$1,332.5
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Income Statement of Discontinued Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE:
Institutional revenue	$0.0	$7.9	$0.0	$16.4
Total non-interest revenue	0.0	7.9	0.0	16.4
Interest revenue	0.0	0.1	0.0	0.1
Total net interest revenue	0.0	0.1	0.0	0.1
Net revenue	$0.0	$8.0	$0.0	$16.5
EXPENSES:
Employee compensation and benefits	$0.0	$2.5	$0.0	$5.9
Trading expenses	0.0	2.8	0.0	5.4
Other expenses	0.0	1.9	0.0	3.9
Total operating expense	0.0	7.1	0.0	15.2
OPERATING PROFIT	0.0	0.9	0.0	1.2
Gain on sale of discontinued operations	0.0	69.6	0.0	69.6
INCOME BEFORE INCOME TAX BENEFIT	0.0	70.4	0.0	70.8
Income tax expense	0.0	9.8	0.0	5.8
NET INCOME FROM DISCONTINUED OPERATIONS	$0.0	$60.6	$0.0	$65.0
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted Net Income, Adjusted EPS and Adjusted Income Tax
Adjusted net income/(loss) is a non-GAAP financial measure and represents our net income/(loss) excluding certain one-time costs and benefits. Adjusted EPS is calculated using adjusted net income/(loss). These non-GAAP financial measures have certain limitations, including not having standardized meanings and, therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of these measures assists investors in evaluating our operating performance. However, because they are not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measures should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income/(loss) from continuing operations	$0.9	$6.8	$(27.4)	$18.7
Income tax expense/(benefit)	2.2	(0.3)	(3.8)	7.4
Pre-tax income/(loss)	$3.1	$6.6	$(31.3)	$26.2
Adjustments:
Contingent provision[2]	0.2	0.0	0.2	0.0
Impairment of investment	0.0	0.0	0.0	(0.1)
Adjusted pre-tax income/(loss)	$3.3	$6.6	$(31.1)	$26.1
Adjusted income tax benefit/(expense)[1]	0.3	(1.9)	4.5	(7.6)
Income attributable to non-controlling interest	0.0	(0.3)	0.0	(0.5)
Adjusted net income/(loss)	$3.6	$4.4	$(26.5)	$17.9

Adjusted earnings/(loss) per common share
Basic	$0.10	$0.10	$(0.71)	$0.40
Diluted	$0.10	$0.10	$(0.71)	$0.39

Weighted average common shares outstanding used in computing earnings/(loss) per common share
Basic	37,187,060	44,797,103	37,355,133	44,906,800
Diluted	37,243,495	45,309,002	37,355,133	45,415,774
_____________________________
1Adjusted income tax benefit/(expense) reflects the Company's GAAP income tax benefit/(expense) adjusted for (a) taxable or deductible items affecting income tax benefit/(expense) that are unrelated to pre-tax income/(loss) in the period and (b) the tax effect of other taxable adjustments made to the Company's pre-tax income. The tax effect of the adjustments to pre-tax income/(loss) are calculated using the tax rate applicable for the jurisdiction within which each of the adjustments arose. The Company believes that this non-GAAP financial measure provides investors with a more consistent and stable basis for determining the impact of taxes on the Company's core continuing operations.
2Represents a contingency related to a legacy US regulatory matter
Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Adjusted Income Tax Reconciliation
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP pre-tax income/(loss)	$3.1	$6.6	$(31.3)	$26.2
GAAP Tax Rate	12.1%	28.2%	12.1%	28.2%
Initial adjusted tax benefit/(expense)(1)	(0.4)	(1.9)	3.8	(7.4)

Uncertain tax position(3)	0.2	0.0	0.2	(0.2)
Basis adjustment(4)	0.5	0.0	0.5	0.0
Adjusted tax benefit/(expense)	$0.3	$(1.9)	$4.5	$(7.6)

Adjusted pre-tax income/(loss)	$3.3	$6.6	$(31.1)	$26.1
Adjusted tax rate(2)	(9.1)%	28.8%	14.5%	29.1%

1Initial adjusted tax benefit/(expense) calculated as GAAP pre-tax income multiplied by the YTD GAAP Tax Rate
2Adjusted tax rate calculated as adjusted tax benefit/(expense) divided by adjusted pre tax income/(loss)
3Q219 represents an adjustment of $0.2 million caused by a prior year’s tax audit; H1 18 adjustment caused by a favorable tax ruling of $(0.2) million relating to a prior year included within Initial adjusted tax benefit/(expense)
4Represents a basis adjustment to deferred taxes of $0.5 million relating to a prior year

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings/(loss) before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, non-controlling interest, and certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including not having a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to other companies'. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net revenue	$75.5	$84.2	$113.9	$182.5
Net income/(loss) from continuing operations	0.9	6.8	(27.4)	18.7
Net income/(loss) margin %	1%	8%	(24)%	10%

Net income/(loss) from continuing operations	$0.9	$6.8	$(27.4)	$18.7
Depreciation and amortization	4.4	5.3	8.7	10.7
Purchased intangible amortization	1.9	3.6	5.2	7.3
Interest expense on long term borrowings	3.4	3.4	6.7	6.7
Income tax expense/(benefit)	2.2	(0.3)	(3.8)	7.4
Contingent provision	0.2	0.0	0.2	0.0
Impairment of investment	0.0	0.0	0.0	(0.1)
Adjusted EBITDA	$13.0	$18.9	$(10.4)	$50.8
Adjusted EBITDA Margin(1)	17%	22%	(9)%	28%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in two operating segments: Retail and Futures.

Retail

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Trading revenue	$60.4	$72.1	$84.7	$156.3
Other retail revenue	4.3	2.4	8.2	3.9
Total revenue	$64.7	$74.5	$92.9	$160.2

Employee compensation and benefits	13.5	13.6	26.4	29.1
Selling and marketing	9.9	6.5	19.8	12.2
Referral fees	4.4	7.0	8.8	14.7
Other operating expenses	16.1	18.3	34.4	36.0
Segment Profit	$20.9	$29.1	$3.6	$68.2
Segment Profit Margin %	32%	39%	4%	43%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Trading revenue	$10.2	$11.1	$18.2	$21.8
Other futures revenue	1.4	1.0	2.8	1.8
Total revenue	$11.7	$12.1	$21.0	$23.6

Employee compensation and benefits	2.8	2.9	5.0	5.4
Selling and marketing	0.2	0.2	0.5	0.4
Referral fees	3.1	3.4	5.8	7.2
Other operating expenses	3.4	3.6	6.7	7.3
Segment Profit	$2.1	$2.1	$3.1	$3.3
Segment Profit Margin %	18%	17%	15%	14%
____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Corporate and Other

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(Loss)/revenue	$(0.9)	$(2.4)	$0.0	$(1.3)

Employee compensation and benefits	6.3	6.0	11.5	12.4
Selling and marketing	0.0	0.1	0.0	0.1
Other operating expenses	2.9	3.7	5.8	7.0
Loss	$(10.1)	$(12.2)	$(17.4)	$(20.7)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit/(Loss) to Income/(Loss) Before Income Tax Expense/(Benefit)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Retail segment	$20.9	$29.1	$3.6	$68.2
Futures segment	2.1	2.1	3.1	3.3
Corporate and other	(10.1)	(12.2)	(17.4)	(20.7)
Segment Profit/(Loss)	12.8	18.9	(10.6)	50.8

Depreciation and amortization	4.4	5.3	8.7	10.7
Purchased intangible amortization	1.9	3.6	5.2	7.3
Impairment of investment	0.0	0.0	0.0	(0.1)
Operating profit/(loss)	$6.5	$10.0	$(24.5)	$32.9
Interest expense on long term borrowings	3.4	3.4	6.7	6.7
Income/(loss) before income tax expense/(benefit)	$3.1	$6.6	$(31.3)	$26.2
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 11, 2019, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.